 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 5, 2023

Beyond, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-41850	87-0634302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

799 W. Coliseum Way Midvale, Utah	84047
(Address of principal executive offices)	(Zip code)

(801) 947-3100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	BYON	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Jonathan Johnson as Chief Executive Officer

On November 6, 2023, Beyond, Inc. (formerly Overstock.com, Inc., the “Company”) announced that Jonathan Johnson has stepped down as Chief Executive Officer (“CEO”) of the Company and a member of the Board of Directors (the “Board”) at the request of the Board, effective immediately. The size of the Board will be reduced from nine to eight members, effective immediately.

The Company has entered into a Severance and Release Agreement with Mr. Johnson, pursuant to which Mr. Johnson will receive separation benefits consistent with a qualifying termination of employment without cause for a Tier 1 participant under the Key Employee Severance Plan, as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 24, 2023. The foregoing description of the Severance and Release Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Appointment of David J. Nielsen as Interim Chief Executive Officer

The Company’s current President, David J. Nielsen, age 53, has been appointed Interim Chief Executive Officer of the Company, effective immediately. The responsibilities of the Chief Executive Officer will be divided between Mr. Nielsen and the Company’s current Chief Financial Officer, Adrianne Lee, age 45. During the interim period, the Board will conduct a comprehensive search process to identify a permanent CEO.

Mr. Nielsen has served as our President of Retail (now President) since May 2019, and previously served as our Chief Sourcing and Operations Officer from October 2018 to May 2019, having returned to the Company after serving as the Chief Executive Officer and as a board member of Global Access from July 2015 to October 2018. Mr. Nielsen originally joined the Company in 2009 and previously served as our Senior Vice President of Business Development, Senior Vice President and General Merchandise Manager and Co-President.

Mr. Nielsen does not have any family relationships with any director or executive officer of the Company, and there are no arrangements or understandings with any persons pursuant to which Mr. Nielsen has been appointed to his position. In addition, there have been no transactions directly or indirectly involving Mr. Nielsen that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

A copy of the Company’s press release announcing the transition in the role of CEO is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.
See the Exhibit index below, which is incorporated herein by reference.
Exhibit No.	Description

10.1	Severance and Release Agreement, dated November 5, 2023.
99.1	Press Release, dated November 6, 2023.
104.0	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: November 6, 2023

BEYOND, INC.

	By:	/s/ E. Glen Nickle
Name:	E. Glen Nickle
Title:	Chief Legal Officer